Exhibit (10)(xx)
Execution Version
RECEIVABLES SALE AGREEMENT
dated as of May 22, 2003
Between
CONSUMERS ENERGY COMPANY,
as Originator
And
CONSUMERS RECEIVABLES FUNDING II, LLC,
as Buyer

RECEIVABLES SALE AGREEMENT
          THIS RECEIVABLES SALE AGREEMENT, dated as of May 22, 2003, is by and between CONSUMERS ENERGY COMPANY, a Michigan corporation (“Originator”), and CONSUMERS RECEIVABLES FUNDING II, LLC, a Delaware limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
          Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator’s right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.
          Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.
          Buyer will sell undivided interests in the Receivables and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of May 22, 2003 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, Originator, as Servicer, Falcon Asset Securitization Corporation (“Conduit”), the financial institutions from time to time party thereto (the “Financial Institutions”) and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as administrative agent for the Conduit and such Financial Institutions (in such capacity, the “Administrative Agent”).
          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMOUNTS AND TERMS
          Section 1.1 Purchases of Receivables.
          (a) Effective on the date hereof, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of Originator’s right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for each Receivable, its Related Security and Collections in accordance with Section 1.2. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that Originator deliver, and Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.
          (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of “accounts” (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sales of Receivables hereunder are made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, Originator agrees to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Administrative Agent (as Buyer’s assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Administrative Agent (as Buyer’s assignee) may reasonably request.
          Section 1.2 Payment for the Purchases.
          (a) The Purchase Price for the Purchase of Receivables in existence on the close of business on the Business Day immediately preceding the date hereof (the “Initial Cutoff Date”) shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator in the following manner:
     (i) by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that a portion of such funds shall be offset by amounts owed by Originator to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount, and

     (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount and (C) the maximum Subordinated Loan that could be borrowed without rendering the Net Value less than the aggregate outstanding principal balance of the Subordinated Loans (including the Subordinated Loan proposed to be made on such date).
Each Receivable coming into existence after the Initial Cutoff Date shall be sold to the Buyer on the Business Day occurring immediately after the day such Receivable is originated and the Purchase Price for such Receivable shall be due and owing in full by Buyer to Originator or its designee on such Business Day (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).
          (b) With respect to any Receivables sold hereunder after the date hereof, on the first Business Day after such Receivable is originated, such Receivable shall be sold to Buyer and on such date of Purchase, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:
     first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Administrative Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand;
     second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii); and
     third, unless Originator has declared the Termination Date to have occurred pursuant to Section 5.2, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.
Subject to the limitations set forth in Section 1.2(a)(ii), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Administrative Agent or the Purchasers. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

          (c) From and after the Termination Date, Originator shall not be obligated to (but may, at its option) sell Receivables to Buyer unless Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.
          (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be paid in full by Buyer to Originator on the date such Receivable is purchased, a precise reconciliation of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for such Calculation Period. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is paid. On each Settlement Date, Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Subordinated Note occuring during the immediately preceding Calculation Period and shall account for such net increase or net reduction in its books and records. Originator hereby agrees that within three (3) Business Days after Buyer so requests, Originator will provide Buyer with a current report of daily sales giving rise to Receivables purchased hereunder and a current daily report of Collections received.
          (e) Each contribution of a Receivable by Originator to Buyer shall be deemed to be a Purchase of such Receivable by Buyer for all purposes of this Agreement. Buyer hereby acknowledges that Originator shall have no obligations to make further capital contributions to Buyer, in respect of Originator’s equity interest in Buyer or otherwise, in order to provide funds to pay the Purchase Price to Originator under this Agreement or for any other reason.
          Section 1.3 Purchase Price Credit Adjustments.
          (a) If on any day the Outstanding Balance of a Receivable is:
     (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator (other than cash Collections on account of the Receivables),
     (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or
          (b) if any of the representations and warranties set forth in Article II were not true with respect to any Receivable on the date of its Purchase hereunder, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Receivable in the case of clause (b). If such Purchase Price Credit exceeds the Purchase Price for the Receivables sold on such day, then Originator shall pay the remaining amount of such Purchase Price Credit in cash within five (5) Business Days thereafter, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note to the extent permitted thereunder.
          Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
          Section 1.5 Transfer of Records.
          (a) In connection with the Purchases of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator’s right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchases. In connection with such transfer, Originator hereby grants to each of Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein to be effective, Originator hereby agrees that upon the request of Buyer (or the Administrative Agent as Buyer’s assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.
          (b) Originator (i) shall take such action reasonably requested by Buyer and/or the Administrative Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Administrative Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.
          Section 1.6 Characterization.

          (a) If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a valid and perfected security interest in all of Originator’s right, title and interest, now owned or hereafter acquired, in, to and under all Receivables now existing and hereafter arising, and in all Collections, Related Security and Records with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables originated by Originator together with all other obligations of Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. After the occurrence of a Termination Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. Originator hereby authorizes the Buyer (or its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file without the signature of the debtor, the UCC financing statements contemplated hereby.
          (b) Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall assign to the Administrative Agent, for the benefit of the Administrative Agent and the Purchasers thereunder, all of its rights, remedies, powers and privileges under this Agreement and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted by the Purchase Agreement. The Originator agrees that the Administrative Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and , in any case without regard to whether specific reference is made to Buyer’s assigns in the provisions of this Agreement which set forth such rights and remedies) and Originator agrees to cooperate fully with the Administrative Agent and the Purchasers in the exercise of such rights and remedies. Originator further agrees to give to the Administrative Agent copies of all notices it is required to give to Buyer hereunder.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
          Section 2.1 Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer on the date hereof and on the date of each Purchase hereunder that:
          (a) Corporate Existence and Power. Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

          (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator’s use of the proceeds of the Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part.
          (c) No Conflict. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws (ii) any law, rule or regulation applicable to it, including, without limitation, the Public Utility Holding Company Act of 1935, as amended, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
          (d) Governmental Authorization. Other than (i) the filing of the financing statements required hereunder or (ii) such authorizations, approvals, notices, filings or other actions as have been obtained, made or taken prior to the date hereof, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
          (e) Actions, Suits. Except (i) to the extent described in Originator’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC, and (ii) such other similar actions, suits and proceedings predicated on the occurrence of the same events giving rise to any actions, suits and proceedings described in the Annual Reports referred to in the foregoing clause (i), there are no actions, suits or proceedings pending, or to the best of Originator’s knowledge, threatened, against or affecting Originator, or any of its properties, in or before any court, arbitrator or other body, that (i) relate to the transactions under this Agreement or (ii) could reasonably be expected to have a Material Adverse Effect. Originator is not in default with respect to any order of any court, arbitrator or governmental body.
          (f) Binding Effect. This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (g) Accuracy of Information. All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.
          (h) Use of Proceeds. No proceeds of the Purchases hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
          (i) Good Title. Immediately prior to the time each Receivable is purchased, Originator shall be the legal and beneficial owner of each such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents.
          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable, whether now existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables, the Related Security and the Collections.
          (k) Places of Business and Locations of Records. The principal places of business and chief executive office of Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Originator is a corporation incorporated solely in the State of Michigan. Originator’s Michigan organizational identification number and Federal Employer Identification Number are correctly set forth on Exhibit II.
          (l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the special zip code number of each Lock-Box, are listed on Exhibit III. Originator has not granted any Person, other than the Buyer (or its assigns) as contemplated by this Agreement and the Intercreditor Agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
          (m) Material Adverse Effect. The Originator represents and warrants that since December 31, 2002, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Originator and its Subsidiaries, taken as a whole, (B) the ability of Originator to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivable.
          (n) Names. Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.
          (o) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding membership interests of Buyer, free and clear of any Adverse Claim. There are no options, warrants or other rights to acquire securities of Buyer.
          (p) Public Utility Holding Company Act; Investment Company Act. Originator is exempt from the registration requirements of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
          (q) Compliance with Law. Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.
          (r) Compliance with Credit and Collection Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, other than as permitted under Section 4.2 and in compliance with the notification requirements of Section 4.1(a)(vii).
          (s) Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u) Eligible Receivables; Nature of Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of Purchase hereunder was an Eligible Receivable on such date.
          (v) Accounting. In the case of Originator, Originator is treating the conveyance of the ownership interest in the Receivables and the Collections as a sale for the purposes of GAAP.
          (w) Bonds . All debt evidenced or secured by the bonds issued pursuant to and secured by any of the Supplement Indentures First through Sixty-Seventh, Seventy-Sixth, Seventy-Eighth, Eighty-First, Eighty-Second, and Eighty-Fourth through Eighty-Sixth, such Supplement Indentures having been made and entered into by and between Originator (formerly Consumers Power Company) and JPMorgan Chase Bank (as successor trustee to City Bank Farmers Trust Company, the “Trustee”), as Trustee under that certain Indenture (as the same has been amended, restated, supplemented or otherwise modified from time to time, the “1945 Indenture”) dated as of September 1, 1945 between Consumers Power Company and City Bank Farmers Trust Company, has been satisfied in full and Originator has been released from all liability therefor.
ARTICLE III
CONDITIONS OF PURCHASE
          Section 3.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.
          Section 3.2 Conditions Precedent to Subsequent Payments. Buyer’s obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Termination Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request if such Person reasonably believes there has been a change in law or circumstance that affects the status or characteristics of the Receivables, Related Security or Collections, or the Buyer’ s (and its assignees’) first priority perfected security interest in the Receivables, Related Security and Collections. Originator represents and warrants that the representations and warranties set forth in Article II are true and correct on and as of the date each Receivable came into existence as though made on and as of such date.
ARTICLE IV
COVENANTS
          Section 4.1 Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

          (a) Financial Reporting. Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):
     (i) Annual Reporting. Within 120 days after the close of each of Originator’s fiscal years, a copy of the Annual Report on Form 10-K (or any successor form) for Originator for such year, including therein the consolidated balance sheet of Originator and its consolidated Subsidiaries as at the end of such year and the consolidated statements of income, cash flows and common stockholder’s equity of Originator and its consolidated Subsidiaries as at the end of and for such year, or statements providing substantially similar information, in each case certified by independent public accountants of recognized national standing selected by Originator (and not objected to by the Administrative Agent), together with a certificate of such accounting firm addressed to the Administrative Agent stating that, in the course of its examination of the consolidated financial statements of Originator and its consolidated Subsidiaries, which examination was conducted by such accounting firm in accordance with GAAP, (1) such accounting firm has obtained no knowledge that a Termination Event, insofar as such Termination Event related to accounting or financial matters, has occurred and is continuing, or if, in the opinion of such accounting firm, such a Termination Event has occurred and is continuing, a statement as to the nature thereof, and (2) such accounting firm has examined a certificate prepared by Originator setting forth the computations made by Originator in determining, as of the end of such fiscal year, the ratios specified in Section 9.1(k) of the Purchase Agreement, which certificate shall be attached to the certificate of such accounting firm, and such accounting firm confirms that such computations accurately reflect such ratios.
     (ii) Quarterly Reporting. Within 60 days after the close of the first three (3) quarterly periods of each of its fiscal years, balance sheets of Originator and its consolidated Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Originator and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.
     (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by Originator’s Responsible Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
     (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Originator copies of all financial statements, reports and proxy statements (other than those which relate solely to employee benefit plans) so furnished which Originator files with the SEC.

     (v) Bond Servicing Reports; SEC Filings. Promptly upon the execution, delivery or filing thereof, (i) copies of all reports, statements, notices and certificates delivered or received by the Originator (in its capacity as “Servicer” under the Servicing Agreement or otherwise) pursuant to Sections 3.05, 3.06, 3.07, 6.02, Annex 1 and Annex 2 of the Servicing Agreement (excluding any “Daily Servicer’s Report” delivered pursuant to Annex 2 of the Servicing Agreement), (ii) copies of all reports and notices delivered to the holders of the Securitization Bonds, (iii) copies of all amendments, waivers or other modifications to any of the Basic Documents (as defined in the Servicing Agreement), (iv) copies of all reports which the Servicer sends to the holders of any of its securities or its creditors generally and (v) copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator or any of its Subsidiaries files with the SEC.
     (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Administrative Agent or Conduit, copies of the same.
     (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment be would reasonably likely to adversely affect the collectibility of the Receivable or decrease the credit quality of any newly created Receivables, requesting the Buyer’s consent thereto, such consent not to be unreasonably withheld.
     (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (and its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement (including, without limitation, any information relevant to the calculation and allocations described in the Servicing Agreement and the Intercreditor Agreement).
          (b) Notices. Originator will notify the Buyer (and its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
     (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of a Responsible Officer of Originator.
     (ii) Judgment and Proceedings. (A) The entry of any judgment or decree against Originator if the aggregate amount of all judgments and decrees then outstanding against Originator exceeds $25,000,000, and (B) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.
     (iv) Downgrade of the Originator. Any downgrade in the rating of any Indebtedness of the Originator by S&P or by Moody’s, setting forth the Indebtedness affected and the nature of such change.
     (v) Servicer Default. The occurrence of any event or circumstance which constitutes a Servicer Default (as defined in the Servicing Agreement) or which, with the giving of notice or the passage of time, would become a Servicer Default.
          (c) Compliance with Laws and Preservation of Corporate Existence. Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Originator will preserve and maintain its corporate existence, rights and franchises in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its businesses and operations or the ownership of its properties, provided that Originator shall not be required to preserve any such right or franchise or to remain so qualified unless the failure to do so could reasonably be expected to have a Material Adverse Effect.
          (d) Audits. Originator will furnish to Buyer (and its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice, subject to any necessary approval of the Nuclear Regulatory Commission, and at the sole cost of the Originator (within the limitations of Section 7.1(d) of the Purchase Agreement), permit Buyer (and its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Receivables, the Related Security, the Securitization Property and the Servicing Agreement, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator’s financial condition or the Receivables and the Related Security or Originator’s performance under any of the Transaction Documents or Originator’s performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters.
          (e) Keeping and Marking of Records and Books.
     (i) Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables and the performance of the Originator’s duties under the Transaction Documents and the Servicing Agreement (including, without limitation, (A) records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable and (B) the performance of the calculations and allocations required by the Intercreditor Agreement and the Servicing Agreement). Originator will give Buyer (and its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.
     (ii) Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (and its assigns), describing Buyer’s ownership interests in the Receivables and further describing the Purchaser Interests of the Administrative Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) at any time after the occurrence of a Termination Event, upon the request of the Administrative Agent, deliver to Buyer (or its assigns as directed by the Administrative Agent) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables, provided, that the requirements of this clause (B) shall apply solely to any Contract consisting of or evidenced by an instrument or chattel paper.
          (f) Compliance with Contracts and Credit and Collection Policy. Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, except where the failure to so perform or comply could not reasonably be expected to have a Material Adverse Effect, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
          (g) Ownership. Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables and the associated Collections and (ii) all of Originator’s right, title and interest in the Related Security associated with such Receivable, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).
          (h) Purchasers’ Reliance. Originator acknowledges that the Administrative Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from Originator or any Affiliates thereof (each a “CMS Entity”). Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of any CMS Entity and not just a division of a CMS Entity. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer and (ii) will take all other actions reasonably necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement.
          (i) Collections. Originator will cause (i) all checks representing Collections and Securitization Charge Collections to be remitted to a Lock-Box , (ii) all other amounts in respect of Collections and Securitization Charge Collections to be deposited directly to a Collection Account, (iii) all proceeds from all Lock-Boxes to be deposited by the Originator into a Collection Account, (iv) all funds in each Collection Account which is not a Specified Account to be remitted to a Specified Account as soon as is reasonably practicable and (v) each Specified Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (and its assigns) as contemplated by this Agreement and the Purchase Agreement and the Intercreditor Agreement. Upon not less than thirty (30) days prior written notice to the Buyer and the Originator, the Administrative Agent may, in its reasonable discretion, designate additional Collection Accounts as Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above. On the date which is thirty (30) days after the first day of a Level Three Enhancement Period, all Collection Accounts shall be Specified Accounts and such Specified Accounts shall be subject to the requirement set forth in clause (v) above.
          (j) Taxes. Originator will pay and discharge before the same shall become delinquent, all taxes and governmental charges imposed upon it or its property, provided that Originator shall not be required to pay or discharge any such tax or governmental charge (i) which is being contested by it in good faith and by proper procedures or (ii) the non-payment of which will not have a Material Adverse Effect.
          (k) Insurance. Originator will maintain in effect, as Originator’s expense, such casualty and liability insurance as Originator deems appropriate in its good faith business judgment.
          (l) Performance under Servicing Agreement. Originator will perform and comply with all obligations of the Originator as the “Servicer” under the Servicing Agreement,

including, without limitation, its duties and responsibilities relating to the calculations and allocations required by the Intercreditor Agreement and the Servicing Agreement.
          (m) Financing Statements for Supplement Indentures. Originator shall cause the collateral description in each UCC-1 Financing Statement filed pursuant to any Supplement Indenture to expressly exclude all Receivables, all Related Security, all Collections, each Lock-Box, each Collection Account and the proceeds thereof in a manner acceptable to the Administrative Agent and the Buyer.
          Section 4.2 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:
          (a) Name Change, Offices and Records. Originator will not (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or location of its books and records unless, at least thirty (30) days prior to the effective date of any such name change, change in corporate structure, or change in location of its books and records, Originator notifies Buyer (and its assigns) thereof and delivers to the Administrative Agent such financing statements (Forms UCC-1 and UCC-3) authorized or executed by Originator (if required under applicable law) which Buyer (or its assigns) may reasonably request to reflect such name change, location change, or change in corporate structure, together with such other documents and instruments that Buyer (or its assigns) may reasonably request in connection therewith and has taken all other steps to ensure that Buyer (and its assigns) continues to have a first priority, perfected ownership or security interest in the Receivables, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless the Buyer (and its assigns) shall have received from the Originator, prior to such change, (A) those items described in clause (i) hereof, and (B) if Buyer (or its assigns) shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and the Originator’s valid existence and good standing and the perfection and priority of Buyer’s ownership interest or security interest in the Receivables, the Related Security and Collections.
          (b) Change in Payment Instructions to Obligors. Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) (A) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account if a Specified Account, or Lock-Box if linked to a Specified Account and (B) with respect to the addition of a Lock-Box, an executed P.O. Box Transfer Notice with respect to the new Lock-Box; provided, however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Lock-Box.
          (c) Modifications to Contracts and Credit and Collection Policy. Without the consent of the Buyer (and its assigns), Originator will not make any change to the Credit and Collection Policy that would be reasonably likely to adversely affect the collectibility of the Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
          (d) Sales, Liens. Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator. Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, except as contemplated in an Inventory Facility Intercreditor Agreement.
          (e) Accounting for Purchases. Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as sales of the Receivables and the Related Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.
          (f) Collection Accounts not Subject to Collection Account Agreement. At any time after the 30th day following the first day of a Level Three Enhancement Period, Originator will not direct any Collections to be remitted to any Collection Account not subject at all times to a Collection Account Agreement.
          (g) Commingling. Originator shall not deposit or otherwise credit, or cause or permit to be so deposited or credited to, any Lock-Box or Collection Account cash or cash proceeds other than Collections and Securitization Charge Collections.
          (h) Servicing Agreement . Without the consent of the Buyer and its assigns, Originator will not amend, modify or waive any term or condition of (i) Section 3.02 or Section 5.04 of the Servicing Agreement, (ii) Annex 2 to the Servicing Agreement, (iii) the definition of the term “Securitization Charges”, “Securitization Charge Collections” or “Transferred Securitization Property” in the Servicing Agreement or (iv) to the extent relating to any of the foregoing, any definition used directly or indirectly in any of the foregoing terms or conditions.
ARTICLE V
TERMINATION EVENTS
          Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a) Originator shall fail (i) (A) during a Level One Enhancement Period, to make any payment or deposit required hereunder when due and such failure shall continue for two (2) Business Days, and (B) during a Level Two Enhancement Period or a Level Three Enhancement Period, to make any payment or deposit required hereunder when due and such failure shall continue for one (1) Business Day or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and Section 5.1(b) through (f) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days or a “Servicer Default” shall occur under (and as such term is defined in) the Servicing Agreement.
          (b) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been (i) with respect to any representations, warranties, certifications or statements which contain a materiality qualifier, incorrect in any respect when made or deemed made and (ii) with respect to any representations, warranties, certifications or statements which do not contain a materiality qualifier, incorrect in any material respect when made or deemed made.
          (c) (i) Failure of Originator to pay any Indebtedness when due in excess of $25,000,000 and such failure shall continue after any applicable grace period; or (ii) the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, unless the obligor under or holder of such Indebtedness shall have waived in writing such circumstance, or such circumstance has been cured so that such circumstance is no longer continuing; or (iii) any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (iv) any Indenture Event of Default shall occur.
          (d) (i) Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), any such proceeding shall remain dismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur or (iii) Originator shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).
          (e) A Change of Control shall occur.

          (f) One or more final judgments for the payment of money in an amount in excess of $25,000,000 in the aggregate, shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and (i) enforcement proceedings have been commenced by any creditor upon any such judgement or (ii) such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.
          (g) Originator shall fail to provide Buyer and its assigns, within fifteen (15) days of the Initial Cutoff Date, acknowledgement copies evidencing the filing of UCC-3 financing statements substantially in the form of Exhibit VII amending the UCC-1 Financing Statements filed pursuant to the Supplement Indentures Sixty-Eighth through Seventy-Fifth, Seventy-Seventh, Seventy-Ninth, Eightieth, Eighty-Third, and Eighty-Seventh through Ninety.
          Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of Termination Event described in Section 5.1(d), the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by Buyer to Originator. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE VI
INDEMNIFICATION
          Section 6.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify (and pay upon demand to) Buyer, its assigns and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or its assigns) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however, in all of the foregoing instances:
          (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
          (c) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;
provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator for amounts otherwise specifically provided to be paid by Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a), (b) and (c) above, Originator shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:
     (i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document to which Originator is a party or any other written information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
     (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation, the violation of which shall cause the Receivables to be uncollectible or unenforceable by Originator, Buyer or its assignees in whole or in part, or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
     (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;
     (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
     (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the provision of goods, electricity, gas or services related to such Receivable or the furnishing or failure to furnish such goods, electricity, gas or services;

     (vi) the commingling of Collections of Receivables at any time with other funds;
     (vii) any investigation, litigation or proceeding initiated by a party other than the Buyer or the Administrative Agent related to or arising from this Agreement or any other Transaction Document, the Servicing Agreement or any other Basic Document (as defined in the Servicing Agreement) to which Originator is a party, the transactions contemplated hereby, the use of the proceeds of any Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; provided that Originator shall have no obligation to indemnify any Indemnified Party under this paragraph (vii) for Indemnified Amounts to the extent a final judgement of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
     (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
     (ix) any Termination Event described in Section 5.1(d);
     (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and a first priority perfected ownership interest in, the Receivables and the associated Related Security and Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);
     (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase or at any subsequent time;
     (xii) any action or omission by Originator (other than in accordance with or as contemplated by this Agreement or any other Transaction Document) which reduces or impairs the rights of Buyer with respect to any Receivable and the Related Security and Collections with respect thereto or the value of any such Receivable and the Related Security and Collections with respect thereto; and
     (xiii) any attempt by any Person to void any Purchase hereunder under statutory provisions or common law or equitable action.
          Section 6.2 Other Costs and Expenses. Originator shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents (including any amendments hereto or thereto), or the administration of this Agreement following a Termination Event.
ARTICLE VII
MISCELLANEOUS
          Section 7.1 Waivers and Amendments.
          (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Administrative Agent and the Financial Institutions or the Required Financial Institutions.
          Section 7.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by facsimile transmission, upon confirmation of receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.
          Section 7.3 Protection of Ownership Interests of Buyer.
          (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interests of the Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and during the continuation of an Amortization Event under the Purchase Agreement, Buyer (or its assigns) may, at Originator’s sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.
          (b) If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to), after providing notice to Originator, perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (or its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (or its assigns) as its attorney(s)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion, after providing notice to Originator, to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable.
          Section 7.4 Confidentiality.
          (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Administrative Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator’s external accountants and attorneys and as required by any applicable law, regulation or order of any judicial or administrative proceeding (whether or not having the force of law).
          (b) Anything herein to the contrary notwithstanding, each of the Buyer, Originator, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.
          (c) Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Administrative Agent, the Financial Institutions or Conduit by each other, (ii) by Buyer, the Administrative Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Administrative Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which the Administrative Agent acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing provided each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
          Section 7.5 Bankruptcy Petition. Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit, it will not institute against, or join any other Person in instituting against, Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
          Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATIONS, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
          Section 7.7 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.
          Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 7.9 Integration; Binding Effect; Survival of Terms.
          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Sections 7.4 and 7.5 shall be continuing and shall survive any termination of this Agreement.
          Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CONSUMERS ENERGY COMPANY

By:	/s/ Laura L. Mountcastle

Name:	Laura L. Mountcastle
Title:	Vice President

Address:
Consumers Energy Company One Energy Plaza Jackson, MI 49201

CONSUMERS RECEIVABLES FUNDING II, LLC

By:	/s/ Laura L. Mountcastle

Name:	Laura L. Mountcastle
Title:	President

Address:
Consumers Receivables Funding II, LLC One Energy Plaza Jackson, MI 49201
Signature Page to Receivables Sale Agreement

Exhibit I
Definitions
          This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.
          “1945 Indenture” has the meaning set forth in Section 2.1(w).
          “Administrative Agent” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Adverse Claim” means a lien, security interest, financing statement, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
          “Agreement” means this Receivables Sale Agreement as the same may be amended, restated or otherwise modified from time to time.
          “Bank Rate” means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Bank One, N.A. from time to time, changing when and as such rate changes.
          “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.
          “Buyer” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the initial Purchase of Receivables hereunder and the final Calculation Period shall terminate on the Termination Date.

          “Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Originator.
          “CMS Entity” has the meaning set forth in Section 4.01(h) of the Agreement.
          “Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV of the Purchase Agreement.
          “Collection Account Agreement” means an agreement substantially in the form of Exhibit VI of the Purchase Agreement among Originator, Buyer, the Administrative Agent and a Collection Bank.
          “Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
          “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
          “Conduit” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
          “Contract” means, with respect to any Receivable, the invoices and any instruments, agreements or other writings pursuant to which such Receivable arises or which evidences such Receivable.
          “Credit and Collection Policy” means Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement, or as required under regulatory directive.
          “Default Fee” means a per annum rate of interest equal to the sum of (i) the Bank Rate, plus (ii) 2% per annum.
          “Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

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          “Discount Factor” means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of a Purchase which occurred during or prior to the Calculation Period during which Originator and Buyer agree to make such change.
          “Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended and any successor statute thereto.
          “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
          “Financial Institution” has the meaning set forth in the Preliminary Statement of the Agreement.
          “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (vi) capitalized lease obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, (viii) Contingent Obligations and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
          “Indemnified Amount” has the meaning set forth in Section 6.1 of this Agreement.
          “Indemnified Party” has the meaning set forth in Section 6.1 of this Agreement.
          “Initial Cutoff Date” has the meaning set forth in Section 1.2 of the Agreement.
          “Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.
          “Lock-Box” means each postal box or code listed on Exhibit IV to the Purchase Agreement over which the Administrative Agent has been granted control pursuant to a P.O. Box Transfer Notice.
          “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of Originator and its Subsidiaries, taken as a whole (except that a

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downgrade in any debt rating of the Originator or any of its Subsidiaries shall not by itself have any such material adverse effect), (ii) the ability of Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Originator’s, Buyer’s, the Administrative Agent’s or any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Value” means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.
          “Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).
          “Obligor” means a Person obligated to make payments pursuant to a Contract.
          “Original Balance” means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.
          “Originator” has the meaning set forth in the Preliminary Statements to the Agreement.
          “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
          “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “P.O. Box Transfer Notice” means an agreement substantially in the form of Exhibit XI of the Purchase Agreement, or such other agreement in form and substance reasonably acceptable to the Administrative Agent.
          “Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.
          “Purchase” means each purchase or contribution pursuant to Section 1.1(a) of the Agreement by Buyer from Originator of the Receivables, the Related Security and the Collections related thereto, together with all related rights in connection therewith.
          “Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

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          “Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer on such date, which price shall equal (i) the product of (A) the Original Balance of such Receivables, multiplied by (B) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.
          “Purchase Price Credit” has the meaning set forth in Section 1.3 of the Agreement.
          “Purchasers” means Conduit and each Financial Institution.
          “Receivable” means all indebtedness and other obligations owed to Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which Originator or Buyer has a security interest or other interest including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, electricity or gas or the rendering of services by Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation. Notwithstanding the foregoing, “Receivable” does not include (i) Transferred Securitization Property or (ii) the books and records relating solely to the Transferred Securitization Property; provided that the determination of what constitutes collections of the Securitization Charges in respect of Transferred Securitization Property shall be made in accordance with the allocation methodology specified in Annex 2 to the Servicing Agreement.
          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
          “Related Security” means, with respect to any Receivable:
     (i) all of Originator’s interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,
     (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable,

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whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
     (iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
     (iv) all service contracts and other contracts and agreements associated with such Receivable,
     (v) all Records related to such Receivable,
     (vi) all of the Originator’s rights, title and interest in, to and under any contracts or agreements providing for the servicing of such Receivable, and
     (vii) all proceeds of any of the foregoing.
          “Required Capital Amount” means, as of any date of determination, an amount equal to 15% of the Purchase Limit.
          “Responsible Officer” means, with respect to Originator, its chief financial officer, chief accounting officer, senior vice president-finance, treasurer, assistant treasurer, corporate controller or any other officer whose primary duties are similar to the duties of any of the previously listed officers.
          “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.
          “SEC” means the United States Securities and Exchange Commission or any successor regulatory body.
          “Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to the Purchase Agreement to service, administer and collect Receivables.
          “Subordinated Loan” has the meaning set forth in Section 1.2(a) of the Agreement.
          “Subordinated Note” means a promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability

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company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
          “Supplement Indenture” means each Supplement Indenture made and entered into by and between Originator (formerly known as Consumers Power Company) and the Trustee, as Trustee under the 1945 Indenture.
          “Termination Date” means the earliest to occur of (i) the Amortization Date (as that term is defined in the Purchase Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originator following the occurrence of any other Termination Event, and (iv) the date which is at least fifteen (15) Business Days after Buyer’s receipt of written notice from Originator that it wishes to terminate the facility evidenced by this Agreement.
          “Termination Event” has the meaning set forth in Section 5.1 of the Agreement.
          “Transaction Documents” means, collectively, this Agreement, the Intercreditor Agreement, each Collection Account Agreement, the Subordinated Note, and all other instruments, documents and agreements executed and delivered in connection herewith.
          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

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Exhibit II
Places of Business; Locations of Records;
Organizational and Federal Employer Identification Number(s); Other Names
Place of Business,
Chief Executive Office, and
Location of Records:
212 West Michigan Ave.
Jackson, MI 49201 (Prior to May 2003 Board Meeting)
One Energy Plaza
Jackson, MI 49201-2276 (From and after May 2003 Board Meeting)
Federal Employer Identification Number: 38-0442310
Michigan Organizational Identification Number: MI 021-395
Corporate Name: Consumers Energy Company
Partnership Trade and Assumed Names: Consumers Energy, Consumers Power Company, Consumers Power

Exhibit III
Lock-boxes; Collection Accounts; Collection Banks; Specified Accounts
JPMorgan Chase Bank
270 Park Avenue
New York, NY 10017
Contact: Dorin Ladan
227 West Monroe Street
Chicago, IL 60606
Phone: 312-541-0583
Specified Account: #000323010091
Bank One
611 Woodward Ave.
Detroit, MI 48226
Contact: Shirley Ferretti
Phone: 313-225-1357
Specified Account: #1013233
Collection Account: #1242263
Standard Federal Bank
201 South Main Street, Ann Arbor, MI 48104
Contact: Judy Gross
Phone: 734-747-8050
Specified Account: #4825285820
Collection Accounts: #1054516142, #1054516150, #1054518354 (Concentration Account)
Fifth Third Bank
250 Monroe Avenue NW, Suite 400
Grand Rapids, MI 49503
Contact: Debra Olin
Phone: 616-653-8169
Collection Accounts: #7161331629, #7161331686, #9991602906 (Concentration Account)
Comerica Bank
599 Woodward Ave., 9th Floor, MC3268
Detroit, MI 48226
Contact: Stacy McVeigh
Phone: 313-222-4515
Collection Accounts: #1076119864, #1076124450, #1076124468, #1850844026, #1851120384, #1850923754, #1851041283, #1076124476, #1850497742. #1076119914, #1851183945, #1000123354 (Concentration Account)
Citizens National Bank
1121 E. State Street

Cheboygan, MI 49721
Phone: 231-597-9687
Collection Account: #00812005
Chemical Bank
1511 W. Houghton Lake Drive
Prudenville, MI 48651
Phone: 989-366-9636
Collection Account: #1236488
Hastings City Bank
150 West Court Street
Hastings, MI 49058
Phone: 269-945-2401
Collection Account: #01001818
Independent Bank
508 Bennett Street
Rose City, MI 48654
Phone: 989-685-2461
Collection Account: #19202574
National City
1001 South Worth Street
Birmingham, MI 48009-6943
Contact: Janet Moore
Phone: 248-901-4856
Collection Account: #884264203, #884264238, #884264211, #884264246 (Concentration Account)
Lock-Box Zip Code:
Lansing, MI 48937-0001

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Exhibit IV
Form of Compliance Certificate
          This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of May 22, 2003, between Consumers Energy Company (“Originator”) and Consumers Receivables Funding II, LLC (as amended, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.
          THE UNDERSIGNED HEREBY CERTIFIES THAT:
          1. I am the duly elected                                          of Originator.
          2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.
          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or a Potential Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.
          4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Originator has taken, is taking, or proposes to take with respect to each such condition or event:
          The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this                      day of                     , 20___.

[Name]

Exhibit V
Credit and Collection Policy
On file with Administrative Agreement.

Exhibit VI
Form of Subordinated Note
SUBORDINATED NOTE
May 22, 2003
          1. Note. FOR VALUE RECEIVED, the undersigned, CONSUMERS RECEIVABLES FUNDING II, LLC, a Delaware limited liability company (“SPV”), hereby unconditionally promises to pay to the order of CONSUMERS ENERGY COMPANY, a Michigan corporation (“Originator”), in lawful money of the United States of America and in immediately available funds, on the date following the Termination Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the “Collection Date”), the aggregate unpaid principal sum outstanding of all “Subordinated Loans” made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of May 22, 2003 between Originator and SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement or the Purchase Agreement (as hereinafter defined).
          2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Bank Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Bank Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
          3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

          4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV’s recourse obligations under that certain Receivables Purchase Agreement dated as of May 22, 2003 by and among SPV, Originator, as Servicer, various “Purchasers” from time to time party thereto, and Bank One, NA (Main Office Chicago), as the “Administrative Agent” (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Administrative Agent and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which all “Capital” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the “Fee Letter” referenced therein (all such obligations, collectively, the “Senior Claim”) have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.
          5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including “CP Costs” and “Yield” as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Administrative Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.
          6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated

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Note may not be amended or otherwise modified without the prior written consent of the Administrative Agent for the benefit of the Purchasers.
          7. GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE
EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
          8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
          9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Administrative Agent, and any such attempted transfer shall be void.

CONSUMERS RECEIVABLES FUNDING II, LLC
By:
Title:

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Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

	Amount of	Amount of	Unpaid
	Subordinated	Principal	Principal	Notation made
Date	Loan	Paid	Balance	by

Exhibit VII
Form of UCC-3
[See attached.]

Schedule A
DOCUMENTS TO BE DELIVERED TO BUYER
ON OR PRIOR TO THE INITIAL PURCHASE
[See attached.]

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TABLE OF CONTENTS
(continued)
Exhibits and Schedules

EXHIBIT I	—	Definitions

EXHIBIT II	—	Principal Place of Business; Location(s) of Records; Organizational and Federal Employer Identification Number; Other Names

EXHIBIT III	—	Lock-Boxes; Collection Accounts; Collection Banks; Specified Accounts

EXHIBIT IV	—	Form of Compliance Certificate

EXHIBIT V	—	Credit and Collection Policy

EXHIBIT VI	—	Form of Subordinated Note

EXHIBIT VII	—	Form of UCC-3

SCHEDULE A	—	List of Documents to Be Delivered to Buyer Prior to the Initial Purchase

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EXECUTION COPY
AMENDMENT NO. 1
TO
RECEIVABLES SALE AGREEMENT
          THIS AMENDMENT NO. 1 TO RECEIVABLES SALE AGREEMENT (this “Amendment”) dated as of May 20, 2004, is entered into among CONSUMERS RECEIVABLES FUNDING II, LLC (“Buyer”) and CONSUMERS ENERGY COMPANY (“Originator”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Receivables Sale Agreement” referred to below.
PRELIMINARY STATEMENTS
          A. Reference is made to that certain Receivables Sale Agreement dated as of May 22, 2003 between Buyer and Originator (as amended, restated, supplemented or modified from time to time, the “Receivables Sale Agreement”).
          B. The parties hereto have agreed to amend certain provisions of the Receivables Sale Agreement upon the terms and conditions set forth herein.
     SECTION 1. Amendments. Subject to the satisfaction of the condition precedent set forth in Section 3 hereof, the parties hereto hereby agree to amend the Receivables Sale Agreement as follows:
     (a) Section 4.1(b) of the Receivables Sale Agreement is hereby amended to add the following clause (vi) after clause (v):
(vi) Receivables Classification. The occurrence of any event or circumstance (including, without limitation, any change in law, regulation or systems reporting), which would impact the identification of any accounts receivable on the books and records of the Originator not less than thirty (30) days prior to such occurrence (or in the event of a change in law or regulation, as soon as reasonably possible).
     (b) Section 4.1 of the Receivables Sale Agreement is hereby amended to add the following paragraph (n) after paragraph (m):
(n) Receivables Classification. In connection with any change in the identification of any accounts receivable on the books and records of the Originator, the Originator shall ensure that all actions required by Section 4.1(g) will have been taken prior to such change.
     (c) Exhibit I to the Receivables Sale Agreement is hereby further amended to delete the definition of “Receivable” and replace it with the following:

“Receivable” means all indebtedness and other obligations owed to Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which Originator or Buyer has a security interest or other interest including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods, electricity or gas or the rendering of services by Originator, and which is identified on the books and records of the Originator (including its accounting system) with the account code “Account 142.130 Accounts Receivable-Electric & Gas-Central Billing”, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation. Notwithstanding the foregoing, “Receivable” does not include (i) Transferred Securitization Property or (ii) the books and records relating solely to the Transferred Securitization Property; provided that the determination of what constitutes collections of the Securitization Charges in respect of Transferred Securitization Property shall be made in accordance with the allocation methodology specified in Annex 2 to the Servicing Agreement.
     SECTION 2. Representations and Warranties. The Originator hereby represents and warrants to Buyer and its assigns that:
     (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and
     (b) on the date hereof, before and after giving effect to this Amendment, no Termination Event or Potential Termination Event has occurred and is continuing.
     SECTION 3. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which Buyer and the Administrative Agent or its counsel

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has received four (4) counterpart signature pages to this Amendment, executed by each of the parties hereto.
     SECTION 4. Reference to and Effect on the Transaction Documents.
     (a) Upon the effectiveness of this Amendment, (i) each reference in the Receivables Sale Agreement to “this Receivables Sale Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Sale Agreement as amended or otherwise modified hereby, and (ii) each reference to the Receivables Sale Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Sale Agreement as amended or otherwise modified hereby.
     (b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Receivables Sale Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer or its assigns under the Receivables Sale Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
     SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     SECTION 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[Remainder of Page Deliberately Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

CONSUMERS RECEIVABLES FUNDING II, LLC
By:	/s/ Laura L. Mountcastle
Name: Laura L. Mountcastle
Title: President

CONSUMERS ENERGY COMPANY
By:	/s/ Laura L. Mountcastle
Name: Laura L. Mountcastle
Title: Vice President and Treasurer

Signature Page to Amendment No. 1 to RSA

EXECUTION COPY
AMENDMENT NO. 2
TO
RECEIVABLES SALE AGREEMENT
          THIS AMENDMENT NO. 2 TO RECEIVABLES SALE AGREEMENT (this “Amendment”) dated as of August 15, 2006, is entered into among CONSUMERS RECEIVABLES FUNDING II, LLC (“Buyer”) and CONSUMERS ENERGY COMPANY (“Originator”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the “Receivables Sale Agreement” referred to below.
PRELIMINARY STATEMENTS
          A. Reference is made to that certain Receivables Sale Agreement dated as of May 22, 2003 between Buyer and Originator (as amended, restated, supplemented or modified from time to time, the “Receivables Sale Agreement”).
          B. The parties hereto have agreed to amend certain provisions of the Receivables Sale Agreement upon the terms and conditions set forth herein.
     SECTION 1. Amendments. Subject to the satisfaction of the condition precedent set forth in Section 4 hereof, the parties hereto hereby agree to amend the Receivables Sale Agreement as follows:
     (a) Exhibit III to the Receivables Sale Agreement is hereby replaced in its entirety with the Exhibit III attached hereto.
     SECTION 2. Representations and Warranties. The Originator hereby represents and warrants to Buyer and its assigns that:
     (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and
     (b) on the date hereof, before and after giving effect to this Amendment, no Termination Event or Potential Termination Event has occurred and is continuing.
     SECTION 3. Wavier. Buyer hereby waives any Termination Event which has occurred prior to the date hereof as a result of the Originator terminating and adding Collection Accounts which were not Specified Accounts without giving prior written notice thereof to Buyer and its assigns.
     SECTION 4. Conditions Precedent. This Amendment shall become effective on the first Business Day (the “Effective Date”) on which Buyer and the Administrative Agent or its counsel has received four (4) counterpart signature pages to this Amendment, executed by each of the parties hereto.

     SECTION 5. Reference to and Effect on the Transaction Documents.
     (a) Upon the effectiveness of this Amendment, (i) each reference in the Receivables Sale Agreement to “this Receivables Sale Agreement”, “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Sale Agreement as amended or otherwise modified hereby, and (ii) each reference to the Receivables Sale Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Sale Agreement as amended or otherwise modified hereby.
     (b) Except as specifically amended, terminated or otherwise modified above, the terms and conditions of the Receivables Sale Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer or its assigns under the Receivables Sale Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth in Section 3 above. Buyer and its assigns hereby expressly reserve all of their rights with respect to the occurrence of other Termination Events, if any, whether previously existing or hereinafter arising or which exist at any time on or after the date first written above.
     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION 7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[Remainder of Page Deliberately Left Blank]

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date first above written.

CONSUMERS RECEIVABLES FUNDING II, LLC
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	President, CEO, CFO & Treasurer

CONSUMERS ENERGY COMPANY
By:	/s/ Laura L. Mountcastle
	Name:	Laura L. Mountcastle
	Title:	Vice President & Treasurer

Signature Page to Amendment No. 2 to RSA

EXHIBIT IV
NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS; LOCK-BOXES
JPMorgan Chase Bank, N.A.
P O Box 2558
Houston, TX 77252-8391
Contact: Juanita Chretien
Phone: (713)216-8648
Fax: (713)216-4801
Email: juanita.l.chretien@chase.com
Specified Account: #000323010091
Specified Account: #1013233
Collection Account: #1242263
LaSalle Bank
201 Townsend Street, Suite 600
M0936/00
Lansing, MI 48933
Contact: Douglas Henderson
Phone: (517)377-0559
Fax: (517)377-0502
Email: doug.henderson@abnamro.com
Specified Account: #4825285820
Collection Accounts: #1054516142, #1054518354 (Concentration Account)
Citibank
4500 New Linden Hill
Wilmington, DE 19801
Contact: Laura Jones
Phone: (302)683-4496
Fax: (302)683-4933
Email: laura.b.jones@citigroup.com
Collection Accounts: #30489425, #27318
Comerica Bank
MC 7618
P O Box 75000
Detroit, MI 48275
Contact: Lorraine Edwards
Phone: (734)632-4536
Fax: (734)632-4545
Email: lorraine_m_edwards@comerica.com
Collection Accounts: #1851978096, #1851978898, #1852147071, #1852048774, #1851120384, #1076119914, and #1000123354 (Concentration Account)
Lock-Box Zip Code:
Lansing, MI 48937-0001